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                                                                Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our reports dated February 11, 1997, relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, the financial statements of the U. S. Steel Group, and the financial statements of the Delhi Group, appearing on pages U-3, M-3, S-3, and D-3, respectively, of the Annual Report on Form 10-K of USX Corporation for the year ended
December 31, 1996.   We also consent to the incorporation by reference in the
Prospectus constituting part of this Registration Statement of our report dated May 21, 1996 appearing in the Annual Report on Form 11-K of the Marathon Oil Company Thrift Plan for the year ended December 31, 1995.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
June 19, 1997












JPM78811